Exhibit 21.1


  The following is a complete listing of the Registrant's subsidiaries at December 31, 1996.



                   Name                          Jurisdiction of Incorporation
         ----------------------------------      -----------------------------
         First National Bank of Decatur          United States

         FirsTech, Inc.                          Illinois

         First Shelby Financial Group, Inc.      Illinois

         First Trust Bank of Shelbyville         Illinois






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